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                                                                    Exhibit A

CAM Designs Inc

EPS Calculations for period September 1, 1997 to August 31, 1997

Total loss as per unaudited consolidated interim accounts           (338,226)

Add:  Net assumed interest income for whole period                        --
                                                                 ------------

Adjusted net loss                                                   (338,226)

Net loss per total weighted average                                 (338,226)

                                                                 ------------

                                           = $0.15 cents/shares

EPS Calculations for period June 1, 1997 to November 30, 1997

Total income as per unaudited consolidated interim accounts         (855,117)

Add:  Net assumed interest income for whole period                        --
                                                                 ------------

Adjusted net income                                                 (855,117)

Net Loss per total weighted average                                 (855,117)

                                                                 ------------

                                           = ($0.39) cents/shares